Exhibit 10.b


                                  STOCK OPTION
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     This option granted on July 7, 2004 is hereby given by Carl W. Dinger III,.
having a mailing address at P.O. Box 150, Green Village, New Jersey 07935
("CWD") to Ronson Corporation, a New Jersey corporation having an office at Corporate Park III, Campus Drive, P.O. Box 6707, Somerset, NJ ("Ronson").

     1. DEFINITIONS. The following words shall have the following meanings, for
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the purpose of this Option:

        (a) "Optioned Stock" shall mean all of the shares of common stock of Ronson or convertible preferred stock of Ronson now owned beneficially or of record by CWD, constituting 480,167 shares, as listed on the attached Exhibit A and all other shares of common stock of Ronson hereafter acquired by CWD until the Expiration Date, as extended from time to time.

        (b) "Closing Date" shall mean the date upon which Ronson exercises the option and pays the Purchase Price for the shares purchased hereunder.

     2. OPTION, TERM AND TIME OF EXERCISE. CWD, for and in consideration of the
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sum of $10 in hand paid to him by Ronson, receipt of which is hereby acknowledged, and the other consideration to be paid to him as set forth herein, hereby gives and grants to Ronson an irrevocable -option to purchase the optioned Stock at the Purchase Price, on the terms and by the method of exercise provided below. This Option may be exercised only in whole at any time, provided that it





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must be exercised, if at all, on or before the Expiration Date, as defined herein. For the purposes hereof, the Expiration Date shall be the date which is the third anniversary date of the date hereof.

     3. OPTION PRICE. In order to maintain this Option in full force and effect,
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Ronson shall pay to CWD, on July 8, 2004 and on the same day of each month hereafter during the term of this Option, until the Option has been exercised and the Purchase Price paid, the sum of $4,000 per month until the Expiration Date on July 7, 2007. If the option is exercised and the purchase price paid during any month, the Option Price for such month shall be appropriately reduced on a prorated basis. If Ronson fails to timely make any such option payment, and such failure continues for a period of 15 business days, but only after the receipt of written notice to such effect from CWD, this Option, together with such other remedies, if any, as may be available, may be terminated by CWD by sending written notice to such effect to Ronson, whereupon this Option shall terminate and be of no further force or effect, and the shares shall be returned to CWD in accordance with the provisions of Paragraph 6 hereof.

     4. PURCHASE PRICE. The Purchase Price of the Optioned Stock shall be Six
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Dollars and Fifty Cents ($6.50) per share until the Expiration Date (i.e., July
7, 2007), adjusted for stock dividends, if any, issued during the Option Period.

     5. TIME, PLACE AND METHOD OF EXERCISING-OPTION. Ronson shall give CWD
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written notice of exercise of this option at least 15 business days before the
Closing Date, which date shall be designated in the notice of exercise. The place of closing this Option shall be




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at the office of Falk & Jaffe, P.C., attorneys for Ronson, 843 Rahway Avenue,
Woodbridge, New Jersey 07095, or such other mutually acceptable location of Ronson set forth above. At the Closing, Ronson shall tender and pay to CWD the entire .Purchase Price of the Optioned Stock which is the subject of the notice of exercise.

     6. RESTRICTED ACCOUNT. Upon the execution of this agreement, and upon the
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acquisition by CWD of any additional shares of Ronson stock, CWD shall cause the
Optioned Stock to be transferred to a restricted account or accounts at a brokerage firm or firms (the "Broker") reasonably satisfactory to Ronson, under an agreement, in form and substance reasonably satisfactory to Ronson and CWD, which provides that the shares are to be held by the Broker and transferred only pursuant to the terms of this Option. CWD shall promptly notify Ronson in writing of the identity of the Broker and supply Ronson with a copy of CWD's proposed agreement with his Broker. In the event CWD has not established or maintained such restricted accounts prior to the due date of any option payment, Ronson shall be entitled to withhold such option payments until the restricted accounts have been established or reestablished, during which time all of the other provisions of this Option shall remain binding. At such time as Ronson shall have exercised the Option and paid the purchase price for the purchased shares, Ronson shall so notify the Broker, in writing, and shall forward a copy of such notice to CWD, whereupon the shares shall be promptly delivered by the Broker to Ronson's registrar and transfer company to be registered in the name of Ronson or its assignee or otherwise in accordance with Ronson's written instructions





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to the Broker set forth in such notice. In the event the optioned stock has not been purchased by Ronson or its assignee as provided herein at the time of the termination of this option, the Optioned Stock so unpurchased shall be released from restrictions and returned to CWD.

     7. PROXY COUPLED WITH AN INTEREST. CWD hereby grants to Ronson or the
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designees of its Board of Directors an irrevocable proxy to vote the Optioned
Stock for a period of thirty-six (36) months from the date of this Agreement. CWD shall also cause any record holder of all or any portion of the Optioned stock to. grant an irrevocable proxy with respect thereto to the designees of Ronson's Board of Directors. Such proxies will be irrevocable, given in connection with this option agreement, and are and shall be deemed, for all purposes, to be coupled with an interest. Notwithstanding the first two sentences of this Paragraph 7, CWD shall remain free to vote his shares of common stock which are entitled to be voted, against any offer to acquire Ronson, even if Ronson's Board of Directors has recommended the approval of such offer.

     8. PURCHASE AND SALE OF SHARES.
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        (a) CWD covenants and agrees that during the term. hereof neither he nor his affiliates (as such term is defined in the Securities Act of 1933, as amended and the regulations thereunder), nor his associates, family or family related business entities will directly or beneficially sell, purchase or trade in the stock of Ronson.




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        (b) Notwithstanding the foregoing sentence, CWD may acquire additional shares of Ronson common stock, provided however, CWD shall not purchase additional stock if his direct or beneficial holdings of Ronson common stock would exceed 11.990 percent of the issued and outstanding shares of Ronson common stock.

        (c) The Company shall not exercise the option in a manner which would cause liability to be imposed on CWD under Section 16(b) of the Securities Exchange Act of 1934 (i.e., for the first six months after a given purchase).


        (d) Any present or subsequent employer of CWD will not be active in the shares of stock of Ronson except in those customer accounts where such shares are transferred and subsequently sold in the normal course of such employer's activities as an investment advisor or broker-dealer.


     9. NOTICES. All notices under this agreement shall be sent by registered or
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certified mail, postage prepaid, return receipt requested, addressed to the parties at their respective addresses set forth above or to such other addresses as they may further designate by notice in writing, with a copy to Kenneth B. Falk, Esq., Falk & Jaffe, P.C., 843 Rahway Avenue, Woodbridge, New Jersey 07095.

     10. COMPLETE AGREEMENT. This Option contains all of the undertakings made
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with respect hereto by CWD.

     11. ASSIGNMENT BY RONSON. This Option may be freely assigned by Ronson by a
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written assignment or conveyance signed by Ronson, provided, however, that no assignment or conveyance





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by Ronson, other than by operation of law, shall create any liability against
CWD unless a duplicate original of the assignment or conveyance containing a substitute address for sending notices to Ronson's assignee is delivered to CWD.

     12. GOVERNING LAW. This agreement shall be construed in accordance with and
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governed by the laws of the State of New Jersey.

     13. BINDING EFFECT. This agreement shall be binding upon and inure to the
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benefit of CWD and Ronson and their respective legal representatives, successors, and assigns.

     14. HEADINGS. Headings in this agreement are for convenience and reference
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only and are not deemed to be a part thereof.


     15. NON-WAIVER. No delay or failure by either party to exercise any right
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hereunder, and no partial or single exercise of such rights, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

     16. COUNTERPARTS. This option may be executed in one or more signed copies,
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each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     17. TIME OF ESSENCE. Time is of the essence of this Agreement.
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        IN WITNESS WHEREOF CWD has set his hand this ____ day of _________,
2004.

                                                     CARL W. DINGER, III

ACCEPTED:

RONSON CORPORATION



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By:
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         President and Chief
         Executive Officer




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Option Holder:

Ronson Corporation
Louis V. Aronson II
President and Chief Executive Officer
Corporate Park III, Campus Drive
P.O. Box 6707 Somerset, New Jersey 08875

Option Grantor:

Carl W. Dinger III
P.O. Box 150
Green Village, New Jersey  07935





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